Exhibit 99.1

  ATC Healthcare Announces Third Quarter 2007 Results of Operations

              Revenue up 24% from Third Quarter Last Year

    LAKE SUCCESS, N.Y.--(BUSINESS WIRE)--Jan. 16, 2007--ATC
Healthcare, Inc. (AMEX:AHN), a leader in medical staffing, today reported results for its third quarter of fiscal year end 2007, which ended November 30, 2006.

    Three-Month Results

    Revenues increased by $4.4 million, or 24%, from $18.2 million for the third quarter ended November 30, 2005 to $22.6 million for the third quarter ended November 30, 2006. Service costs represent all direct costs of providing services to our clients. Service costs were 79.0% of total revenues in the third quarter ended in 2006 as compared to 75.9 % for the third quarter ended in 2005. Income from operations decreased by $124 thousand from $241 thousand for the third quarter ended in 2005 to $117 thousand for the third quarter ended in 2006. Net loss increased by $193 thousand from $(269) thousand or $(.01) per basic and diluted share for the third quarter ended in 2005, to a loss of $(462) thousand or $(.02) per basic and diluted share for the third quarter ended in 2006.

    EBTDAS ("earnings before taxes, depreciation and amortization and stock-based compensation expense") net loss from continuing operations was $200 thousand for the third quarter ended in 2006 compared to a loss of $114 thousand for the third quarter ended in 2005. For an explanation of the non-GAAP measure "EBTDAS from continuing operations" and of the importance of that term for our business, please see the discussion under "Earnings Measurement Quality" below. EBTDAS from continuing operations is compared to the GAAP measure "net
(loss) from continuing operations" in the reconciliation at the end of this release.

    Nine-Month Results

    Revenues increased by $12.3 million, or 23%, from $53.2 million for the nine months ended November 30, 2005 to $65.6 million for the nine months ended November 30, 2006. Service costs were 78.4% of total revenues in the nine months ended in 2006 as compared to 76.5% for the nine months ended in 2005. Income from operations increased by $391 thousand from $210 thousand for the nine months ended in 2005 to income of $601 thousand for the nine months ended in 2006. Net loss improved by decreasing $1.2 million from a net loss of $(2.2) million (including a loss from discontinued operations of $(577) thousand) for the nine months ended in 2005, to a net loss of $(943) thousand in the nine months ended in 2006. Basic and diluted loss per share was $(.08) for the nine months ended in 2005 and basic and diluted loss per share was $(.04) for the nine months ended in 2006.

    EBTDAS from continuing operations was a loss of $211 thousand for the nine months ended in 2006 compared to a loss of $1.1 million for the nine months ended in 2005.

    Management Comments

    "Continued revenue growth of 24% and 23%, respectively, in the three and nine months ended in 2006 compared to 2005, is very positive," remarked David Savitsky, Chief Executive Officer. "As anticipated, our acquisition of Critical Nursing Solutions in early June has contributed nicely to these revenue increases. Equally exciting is that our existing offices have shown significant organic growth as well, and in certain sun-belt territories we expect very strong performance this winter," added Savitsky. "As we continue to grow revenues, and improve margins, we look forward to ATC attaining profitability."

    ATC Third Quarter Earnings Call

    In conjunction with this release, management will host a conference call to discuss the earnings release at 1:00 PM EST, on Wednesday, January 17, 2007. To listen to the call, participants in the US and Canada should dial: (800) 946-0720, five minutes prior to the start time of the call. The access code is 5707145. A telephonic replay of the call may be accessed by dialing (888) 203-1112 and entering access code 5707145. The replay will be available from 3:30 PM EST, on January 17, 2007 until midnight, Central Standard Time, January 19, 2007. This release, along with any additional financial or statistical information to be presented on the call, will be archived on the Corporate Press Releases section of our website, www.atchealthcare.com

    Forward Looking Statements

    Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words -- "believe", "expect", "anticipate", "intend", "will", and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, timing of future revenue, business strategy and cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us. These forward-looking statements may be affected by the risks and uncertainties in our business and are qualified in their entirety by the cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the year ended February 28, 2006. We do not assume, and expressly disclaim, any obligation to update these forward-looking statements.

    Earnings Measurement Quality - GAAP vs. Non-GAAP

    The company provides supplemental information regarding its operational performance using certain non-GAAP financial measures, which excludes primarily non-cash charges. The company uses "EBTDAS from continuing operations" to provide an indication of the company's baseline performance before charges that are considered by management to be outside of the company's core operating results. EBTDAS represents earnings from continuing operations less taxes, depreciation and amortization and stock-based compensation expense. The company believes this non-GAAP financial measure provides a good measure of performance for the company because it represents the amount realized from revenue after all operating expenses. While non-GAAP financial measures are not an alternative to generally accepted accounting principles used in the United States ("GAAP"), the company's management uses this non-GAAP financial measure to evaluate the company's historical and prospective financial performance in the ordinary course of business. The company believes that providing to the company's investors the non-GAAP financial measure, in addition to the most comparable GAAP presentation, allows the investors to better evaluate the company's progress and its financial results over time and to compare the company's results with the results of the company's competitors.

    About ATC Healthcare, Inc.

    ATC is a national leader in medical staffing personnel to hospitals, nursing homes, clinics and other healthcare facilities with 56 locations in 35 states. ATC provides supplemental staffing, outsourcing and human resource solutions to hospitals, nursing homes, medical and research facilities and industry. Drawing from a pool of over 15,000 healthcare professionals spanning more than 50 specialties, the company supplies both clinical and non-clinical personnel for short-term, long-term, and "traveling" contract assignments. To learn more about the company's services, visit their website at www.atchealthcare.com.



ATC HEALTHCARE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

                                 For the Three        For the Nine
                                  Months Ended        Months Ended
                               November  November  November  November
                                   30,      30,       30,       30,
                                  2006     2005      2006      2005
                               ---------------------------------------
REVENUES:
Service revenues                 $22,627 $18,223     $65,545  $53,241
----------------------------------------------------------------------

COSTS AND EXPENSES:
Service Costs                     17,874  13,824      51,400   40,735
General and administrative
 expenses (including $112 and
 $304 of stock compensation
 expense for the three and nine
 month periods, respectively,
 ended in 2006)                    4,511   4,003      13,169   11,856
Depreciation and amortization        125     155         375      440
----------------------------------------------------------------------
Total operating expenses          22,510  17,982      64,944   53,031
----------------------------------------------------------------------

INCOME FROM OPERATIONS               117     241         601      210
----------------------------------------------------------------------

INTEREST AND OTHER EXPENSE
 (INCOME):
Interest expense, net                549     512       1,531    1,753
Other (income) expense, net            5      (2)        (40)     (13)
----------------------------------------------------------------------
Total interest and other
 (income) expense                    554     510       1,491    1,740
----------------------------------------------------------------------

LOSS BEFORE INCOME TAXES            (437)   (269)       (890)  (1,530)

INCOME TAX PROVISION                  25       -          53       50
----------------------------------------------------------------------

NET LOSS FROM CONTINUING
 OPERATIONS                         (462)   (269)       (943)  (1,580)
----------------------------------------------------------------------

LOSS FROM DISCONTINUED
 OPERATIONS                            -       -           -     (577)

NET LOSS                            (462)   (269)       (943)  (2,157)

Dividends accreted to Preferred
 Stockholders                        134     120         507      154
----------------------------------------------------------------------

NET LOSS ATTRIBUTABLE TO COMMON
 STOCKHOLDERS                     $ (596) $ (389)   $ (1,450)$ (2,311)
======================================================================

(LOSS) PER SHARE:
(LOSS) FROM CONTINUING
 OPERATIONS:
   (LOSS) PER COMMON SHARE -
    BASIC                         $ (.02) $ (.01)     $ (.04)  $ (.06)
                               =======================================
   (LOSS) PER COMMON SHARE -
    DILUTED                       $ (.02) $ (.01)     $ (.04)  $ (.06)
                               =======================================

(LOSS) FROM DISCONTINUED
 OPERATIONS:
   (LOSS) PER COMMON SHARE -
    BASIC                            $ -     $ -         $ -   $ (.02)
                               =======================================
   (LOSS) PER COMMON SHARE -
    DILUTED                          $ -     $ -         $ -   $ (.02)
                               =======================================

NET LOSS:
   (LOSS) PER COMMON SHARE -
    BASIC                         $ (.02) $ (.01)     $ (.04)  $ (.08)
                               =======================================
   (LOSS) PER COMMON SHARE -
    DILUTED                       $ (.02) $ (.01)     $ (.04)  $ (.08)
                               =======================================

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
Basic                             39,663  33,930      38,993   30,338
                               =======================================
Diluted                           39,663  33,930      38,993   30,338
                               =======================================

See notes to condensed consolidated financial statements





======================================================================
ATC HEALTHCARE, INC. AND SUBSIDIARIES
======================================================================

RECONCILIATION OF UNAUDITED LOSS FROM CONTINUING OPERATIONS TO EBTDAS
 FROM CONTINUING OPERATIONS (In thousands)


                             For the Three Months  For the Nine Months
                                    Ended                 Ended
                              November  November   November  November
                                 30,       30,         30,      30,
                                2006      2005        2006     2005
                             -----------------------------------------

NET LOSS FROM CONTINUING
 OPERATIONS                       $(462)   $(269)      $(943) $(1,580)

Add back:
   Income taxes
                                     25        -          53       50
   Depreciation and
    amortization                    125      155         375      440
   Stock-based compensation
    expense                         112        -         304        -
                             -----------------------------------------
EBTDAS FROM CONTINUING
 OPERATIONS                       $(200)   $(114)      $(211) $(1,090)
                             =========================================


    CONTACT: ATC Healthcare, Inc.
             David Savitsky, 516-750-1681
             dsavitsky@atchealthcare.com
             or
             Daniel Pess, 516-750-1733
             dpess@atchealthcare.com